Exhibit 11

                               Washington Trust Bancorp, Inc.
                Computation of Primary and Fully Diluted Earnings Per Share
                    For the Years Ended December 31, 1994, 1993 and 1992




                                                    1994        1993         1992
                                                    ----        ----         ----
Primary:
Weighted average shares                          2,816,494   2,794,778    2,766,755
Common stock equivalents                            55,866      17,068        2,248
                                                 ---------   ---------    ---------
Primary weighted average shares                  2,872,360   2,811,846    2,769,003
                                                 =========   =========    =========

Fully diluted:
Weighted average shares                          2,816,494   2,794,778    2,766,755
Common stock equivalents                            56,281      30,981        4,206
                                                 ---------   ---------    ---------
Fully diluted weighted average shares            2,872,775   2,825,759    2,770,961
                                                 =========   =========    =========


Income before cumulative effect of
  accounting change                             $6,264,640  $4,476,531   $3,150,356
Cumulative effect of change in
  accounting for income taxes                           --     305,000           --
                                                 ---------   ---------    ---------
Net income                                      $6,264,640  $4,781,531   $3,150,356
                                                 =========   =========    =========


Primary earnings per share:
Income before cumulative effect of
  accounting change                                 $ 2.18      $ 1.59       $ 1.14

Cumulative effect of change in
  accounting for income taxes                           --         .11           --
                                                    ------      ------       ------
Net income                                          $ 2.18      $ 1.70       $ 1.14
                                                    ======      ======       ======

Fully diluted earnings per share:
Income before cumulative effect of
  accounting change                                 $ 2.18      $ 1.58       $ 1.14

Cumulative effect of change in
  accounting for income taxes                           --         .11           --
                                                    ------      ------       ------
Net income                                          $ 2.18      $ 1.69       $ 1.14
                                                    ======      ======       ======